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As filed with the Securities and Exchange Commission on April 4, 2019

Registration No. 333-229806

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EnLink Midstream, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	46-4108528 (I.R.S. Employer Identification No.)

EnLink Midstream Partners, LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	16-1616605 (I.R.S. Employer Identification No.)

1722 Routh Street, Suite 1300
Dallas, Texas 75201
(214) 953-9500
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Alaina K. Brooks
EnLink Midstream, LLC
1722 Routh Street, Suite 1300
Dallas, Texas 75201
(214) 953-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

M. Preston Bernhisel
Baker Botts L.L.P.
2001 Ross Avenue
Dallas, Texas 75201-2980
Telephone: (214) 953-6500
Facsimile: (214) 953-6503

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☒

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

	Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit / Proposed maximum aggregate offering price / Amount of registration fee(1)

Debt Securities

Common Units

Membership Interests

Guarantees of Debt Securities(2)

(1)
There are being registered hereunder a presently indeterminate number of securities of each identified class as may from time to time be offered hereunder at indeterminate prices. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee.

(2)
A subsidiary of EnLink Midstream, LLC, EnLink Midstream Partners, LP, which is named as a co-registrant, may fully and unconditionally guarantee any series of debt securities of EnLink Midstream, LLC. Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered.

EXPLANATORY NOTE

        This Post-Effective Amendment No. 1 (this "Post-Effective Amendment") to the Registration Statement on Form S-3 (Registration No. 333-229806), which was originally filed by EnLink Midstream, LLC ("ENLC") with the Securities and Exchange Commission on February 22, 2019 (the "Registration Statement"), is being filed for the purpose of amending the Registration Statement to (i) add EnLink Midstream Partners, LP, a subsidiary of ENLC ("ENLK"), as a co-registrant that may potentially be a guarantor of some or all of the debt securities issued by ENLC that are registered under this Registration Statement, (ii) register the guarantees by ENLK of any such debt securities issued by ENLC, (iii) amend the base prospectus that forms a part of the Registration Statement to describe the guarantees and to include certain information regarding ENLK, and (iv) file certain additional exhibits to the Registration Statement. This Post-Effective Amendment shall become effective immediately upon filing in accordance with Rule 462(e) under the Securities Act of 1933, as amended.

PROSPECTUS

EnLink Midstream, LLC
EnLink Midstream Partners, LP, as Guarantor

Debt Securities
Common Units
Membership Interests
Guarantees of Debt Securities

        The following securities may be offered under this prospectus:

  •
  Debt securities of EnLink Midstream, LLC;

  •
  Common units representing limited liability company interests in EnLink Midstream, LLC;

  •
  Membership interests in EnLink Midstream, LLC; and

  •
  Guarantees of debt securities.

        EnLink Midstream Partners, LP, a subsidiary of EnLink Midstream, LLC, may fully and unconditionally guarantee some or all of the debt securities issued by EnLink Midstream, LLC, as described under "Description of the Debt Securities—General—The Subsidiary Guarantees."

        The securities we may offer:

  •
  will be offered at prices and on terms to be determined by market conditions and other factors at the time of our offerings and to be set forth in one or more accompanying prospectus supplements; and

  •
  may be offered separately or together, or in separate series.

        This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update, or change information contained in this prospectus.

        EnLink Midstream, LLC's common units are traded on the New York Stock Exchange ("NYSE") under the symbol "ENLC."

        Investing in our securities involves risk. You should carefully consider the risk factors described under "Risk Factors" on page 1 of this prospectus before you make any investment in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 4, 2019

        You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized any person to provide you with additional or different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations, and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. This prospectus provides you with a general description of us and the securities offered under this prospectus, which we may sell in one or more offerings.

        Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. The prospectus supplement also may add to, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus, any prospectus supplement, and the additional information described below under the heading "Where You Can Find More Information."

        As used in this prospectus, "ENLC," "we," "us," and "our" and similar terms mean EnLink Midstream, LLC in its individual capacity or EnLink Midstream, LLC and its subsidiaries, including EnLink Midstream Partners, LP, collectively, as the context requires.

ENLINK MIDSTREAM, LLC AND
ENLINK MIDSTREAM PARTNERS, LP

        EnLink Midstream, LLC is a publicly traded Delaware limited liability company formed in October 2013. Our assets consist of equity interests in EnLink Midstream Partners, LP ("ENLK"). ENLK primarily focuses on providing midstream energy services, including:

  •
  gathering, compressing, treating, processing, transporting, storing, and selling natural gas;

  •
  fractionating, transporting, storing, and selling NGLs; and

  •
  gathering, transporting, stabilizing, storing, trans-loading, and selling crude oil and condensate, in addition to brine disposal services.

        Our managing member, EnLink Midstream Manager, LLC, is a Delaware limited liability company and has ultimate responsibility for conducting our business and managing our operations.

        ENLK is a Delaware limited partnership formed in 2002. EnLink Midstream GP, LLC, a Delaware limited liability company and our wholly-owned subsidiary, is ENLK's general partner, which manages ENLK's operations and activities. Financial information concerning ENLK is included in ENLK's consolidated financial statements, which are included in the periodic reports filed by ENLK pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated herein by reference. See "Information Incorporated By Reference."

        The executive offices of ENLC and ENLK are located at 1722 Routh Street, Suite 1300, Dallas, Texas 75201, and our telephone number is (214) 953-9500.

RISK FACTORS

        An investment in our securities involves a high degree of risk. Before you invest in our securities, you should carefully consider the risk factors described in ENLC's and ENLK's most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, all of which are incorporated herein by reference and any other risk factors that may be described in the applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement, and the documents we incorporate by reference. If any of these risks were to occur, our business, financial condition, or results of operations could be adversely affected. In that case, the trading price of our units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

FORWARD-LOOKING STATEMENTS

        Some of the information included in this prospectus, any prospectus supplement, and the documents we incorporate by reference herein contain forward-looking statements that are based on information currently available to management as well as management's assumptions and beliefs. All statements, other than statements of historical fact, included in this prospectus, any prospectus supplement, and the documents we incorporate by reference constitute forward-looking statements, including but not limited to statements identified by the words "forecast," "may," "believe," "will," "should," "plan," "predict," "anticipate," "intend," "estimate," "expect," and similar expressions. Such statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions; however, such statements are subject to a number of assumptions, risks, and uncertainties. In addition to the specific uncertainties discussed elsewhere in this prospectus, any prospectus supplement, and the documents we incorporate by reference herein, the risk factors set forth in "Risk Factors" may affect our performance and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ materially from those in the forward-looking statements. We do not assume any obligation to update or review any forward-looking statements or information, whether as a result of new information, future events, or otherwise.

USE OF PROCEEDS

        Unless we specify otherwise in any prospectus supplement, we will use the net proceeds we receive from the sale of securities covered by this prospectus for general limited liability company purposes, which may include, among other things:

  •
  paying or refinancing all or a portion of our indebtedness outstanding at the time; and

  •
  funding working capital, capital expenditures, or acquisitions.

        The actual application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the applicable prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds. The net proceeds may be invested temporarily until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES

        We will issue debt securities under an indenture among EnLink Midstream, LLC, any guarantors party thereto, and a trustee that we will name in the related prospectus supplement. If we offer senior debt securities, we will issue them under a senior indenture. If we offer subordinated debt securities, we will issue them under a subordinated indenture. The term "Trustee" as used in this prospectus refers to the trustee under any of the above indentures. References in this prospectus to an "Indenture" are to the particular indenture under which we may issue a series of debt securities, in each case as supplemented by a supplemental indenture that establishes the form and terms of that series of debt securities. Any series of debt securities that we may issue will be governed by the provisions of the related Indenture and those made part of that Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        This description is a summary of the material provisions of the debt securities and the Indentures. We urge you to read the forms of Indentures filed as exhibits to the registration statement of which this prospectus is a part because those Indentures, and not this description, govern your rights as a holder of debt securities. When we offer and sell any particular series of our debt securities under this prospectus, we will file the supplemental indenture establishing the form and terms of that series as an exhibit to a Current Report on Form 8-K.

General

  The Debt Securities

        Any series of debt securities:

  •
  may be issued in fully registered form;

  •
  will be our general obligations; and

  •
  will be general obligations of any guarantors that guarantee the series.

        The Indenture will not limit the total amount of debt securities that may be issued. Debt securities of any series, however, will be issued only up to the aggregate amount authorized for such series and set forth in the prospectus supplement pertaining to that series.

        We will prepare a prospectus supplement and either an indenture supplement or a board resolution of our managing member and accompanying officers' certificate relating to any series of debt securities that we offer, which will include specific terms relating to some or all of the following:

  •
  whether the debt securities are senior or subordinated debt securities;

  •
  the form and title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the date or dates on which the debt securities may be issued;

  •
  the portion of the principal amount which will be payable if the maturity of the debt securities is accelerated;

  •
  the dates on which the principal of and premium, if any, on the debt securities will be payable;

  •
  the rates at which the debt securities will bear interest and the interest payment dates for the debt securities;

  •
  any option or conversion provisions;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the debt securities;

  •
  whether the debt securities are entitled to the benefits of the guarantee of any guarantor;

  •
  whether the debt securities may be issued in amounts other than denominations of $2,000 and integral multiples of $1,000 in excess thereof;

  •
  any changes to or additional Events of Default (as defined below) or covenants; and

  •
  any other terms of the debt securities.

        This description of debt securities will be deemed modified, amended, or supplemented by any description of any series of debt securities set forth in a prospectus supplement related to that series.

        The prospectus supplement will also describe any material United States federal income tax consequences or other special considerations regarding the applicable series of debt securities, including those relating to:

  •
  debt securities with respect to which payments of principal, premium, or interest are determined with reference to an index or formula, including changes in prices of particular securities, currencies, or commodities;

  •
  debt securities with respect to which principal, premium, or interest is payable in a foreign or composite currency;

  •
  debt securities that are issued at a discount below their stated principal amount, bearing no interest, or interest at a rate that at the time of issuance is below market rates; and

  •
  variable rate debt securities that are exchangeable for fixed rate debt securities.

        Interest payments on debt securities in certificated form may be made by check mailed to the registered holders or, if so stated in the applicable prospectus supplement, at the option of a holder, by wire transfer to an account designated by the holder.

        Unless otherwise provided in the applicable prospectus supplement, debt securities may be transferred or exchanged at the office of the Trustee at which its corporate trust business is principally administered in the United States, subject to the limitations provided in the Indenture, without the payment of any service charge, other than any applicable tax or other governmental charge.

        Any funds paid to the Trustee or any paying agent for the payment of amounts due on any debt securities that remain unclaimed for two years will be returned to us, and the holders of the debt securities must look only to us for payment after that time.

  The Subsidiary Guarantees

        Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by one or more guarantors. The applicable prospectus supplement will describe the terms of any guarantee by the guarantors.

        The obligations of each guarantor under its guarantee of the debt securities will be limited to the maximum amount that will not result in the obligations of the guarantor under the guarantee constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to:

  •
  all other contingent and fixed liabilities of the guarantor; and

  •
  any collections from or payments made by or on behalf of any other guarantor in respect of the obligations of such other guarantor under its guarantee.

        The guarantee of any guarantor may be released under certain circumstances. If no default has occurred and is continuing under the Indenture, and to the extent not otherwise prohibited by the Indenture, a guarantor will be unconditionally released and discharged from the guarantee:

  •
  automatically upon any sale, exchange, or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect limited partner, limited liability company, or other equity interests in the guarantor (provided the sale, exchange, or transfer is not prohibited by the Indenture);

  •
  automatically upon the merger of the guarantor into us or any other guarantor or the liquidation and dissolution of the guarantor; or

  •
  following delivery of a written notice of the release or discharge by us to the Trustee, upon the release or discharge of all guarantees by the guarantor of any debt of ours other than obligations arising under the Indenture and any debt securities issued thereunder, except a discharge or release by or as a result of payment under the guarantees.

        If a series of debt securities is guaranteed by the guarantors and is designated as subordinate to our senior indebtedness, then the guarantees by the guarantors will be subordinated to the senior indebtedness of the guarantors to substantially the same extent as the series is subordinated to our senior indebtedness. See "—Provisions Relating Only to the Subordinated Debt Securities—Subordinated Debt Securities Subordinated to Senior Indebtedness."

Certain Covenants

        The covenants set forth in the Indenture include the following:

        Payment of Principal, any Premium, Interest, or Additional Amounts.    We will duly and punctually pay the principal of, and premium and interest on, or any additional amounts payable with respect to, any debt securities of any series in accordance with their terms and the terms of the Indenture.

        Maintenance of Office or Agency.    We will maintain an office or agency in each place of payment for each series of debt securities for notice and demand purposes and for the purposes of presenting or surrendering debt securities for payment, registration of transfer or exchange.

        Reports.    So long as any debt securities are outstanding, we will:

  •
  during such time as we are subject to the reporting requirements of the Exchange Act, file with the Trustee, within 15 days after we file the same with the SEC, unless such reports are available on the SEC's EDGAR filing system (or any successor thereto), copies of the annual reports and the information, documents, and other reports which we are required to file with the SEC pursuant to the Exchange Act; and

  •
  during such time as we are not subject to the reporting requirements of the Exchange Act, file with the Trustee, within 15 days after we would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation) and a Management's Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what we would have been required to file with the SEC had we been subject to the reporting requirements of the Exchange Act.

        Additional Covenants.    Any additional covenants with respect to any series of debt securities will be set forth in the supplemental indenture or board resolution and officer's certificate and prospectus supplement relating thereto.

Events of Default, Remedies, and Notice

  Events of Default

        Unless otherwise specified in a supplement to the Indenture, each of the following events will be an "Event of Default" under the Indenture with respect to a series of debt securities:

  •
  default in any payment of interest on any debt securities of that series when due that continues for 30 days;

  •
  default in the payment of principal of or premium, if any, on any debt securities of that series when due at its stated maturity, upon redemption, upon required repurchase, or otherwise;

  •
  default in the payment of any sinking fund payment on any debt securities of that series when due;

  •
  failure by us or, if the series of debt securities is guaranteed by the guarantors, by a guarantor to comply for 60 days after notice with the other agreements contained in the Indenture, any supplement to the Indenture with respect to that series or any board resolution authorizing the issuance of that series;

  •
  certain events of bankruptcy, insolvency, or reorganization of us or, if the series of debt securities is guaranteed by the guarantors, of the guarantors; or

  •
  if the series of debt securities is guaranteed by the guarantors: (i) any of the guarantees by the guarantors ceases to be in full force and effect, except as otherwise provided in the Indenture; (ii) any of the guarantees by the guarantors is declared null and void in a judicial proceeding; or (iii) any guarantor denies or disaffirms its obligations under the Indenture or its guarantee.

  Exercise of Remedies

        If an Event of Default, other than an Event of Default described in the fifth bullet point above, occurs and is continuing with respect to a series of debt securities, the Trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the entire principal of, premium, if any, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. If an Event of Default described in the fifth bullet point above occurs, the principal of, premium, if any, and accrued and unpaid interest on all outstanding debt securities of all series will become immediately due and payable without any declaration of acceleration or other act on the part of the Trustee or any holders.

        A default under the fourth bullet point above will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the outstanding debt securities of that series notifies us of the default and such default is not cured within 60 days after receipt of notice.

        The holders of a majority in principal amount of the outstanding debt securities of a series may rescind any declaration of acceleration by the Trustee or the holders with respect to the debt securities of that series, but only if:

  •
  rescinding the declaration of acceleration would not conflict with any judgment or decree of a court of competent jurisdiction; and

  •
  all existing Events of Default with respect to that series have been cured or waived, other than the nonpayment of principal, premium, or interest on the debt securities of that series that has become due solely by the declaration of acceleration.

        If an Event of Default occurs and is continuing with respect to a series of debt securities, the Trustee will be under no obligation, except as otherwise provided in the Indenture, to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the debt securities of that series, unless such holders have offered to the Trustee reasonable indemnity or security against any costs, liability, or expense. No holder may pursue any remedy with respect to the Indenture or the debt securities of any series, except to enforce the right to receive payment of principal, premium, or interest on its own debt securities when due, unless:

  •
  such holder has previously given the Trustee notice that an Event of Default with respect to that series is continuing;

  •
  holders of at least 25% in principal amount of the outstanding debt securities of that series have requested that the Trustee pursue the remedy;

  •
  such holders have offered the Trustee reasonable indemnity or security against any cost, liability, or expense to be incurred thereby;

  •
  the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity or security; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of that series have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

        The holders of a majority in principal amount of the outstanding debt securities of a series have the right, subject to certain restrictions, to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or of exercising any right or power conferred on the Trustee with respect to that series of debt securities. The Trustee, however, may refuse to follow any direction that:

  •
  conflicts with law;

  •
  is inconsistent with any provision of the Indenture;

  •
  the Trustee determines is unduly prejudicial to the rights of any other holder; or

  •
  would involve the Trustee in personal liability.

  Notice of Event of Default

        Within 30 days after the occurrence of an Event of Default, we are required to give written notice to the Trustee and indicate the status of the default and what action we are taking or propose to take to cure the default. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a compliance certificate indicating that we have complied with all covenants contained in the Indenture or whether any default or Event of Default has occurred during the previous year.

        Within 90 days after the occurrence of any default known to it, the Trustee must send to each holder of debt securities of the affected series a notice of the default. Except in the case of a default in the payment of principal, premium, or interest with respect to any series of debt securities, the Trustee may withhold such notice, but only if and so long as the board of directors, the executive committee, or a committee of directors or responsible officers of the Trustee in good faith determines that withholding such notice is in the interests of the holders.

Amendments and Waivers

        We may supplement or amend the Indenture without the consent of any holder of debt securities to, among other things:

  •
  cure any ambiguity, omission, defect, or inconsistency;

  •
  provide for the assumption by a successor of our obligations under the Indenture;

  •
  secure the debt securities;

  •
  add covenants for the benefit of the holders or surrender any right or power conferred upon us;

  •
  in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of our Senior Indebtedness (as defined below);

  •
  make any change that does not adversely affect the rights of any holder;

  •
  add or appoint a successor or separate Trustee;

  •
  comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act; or

  •
  establish the form or terms of the debt securities of any new series.

        In addition, we may amend the Indenture if the holders of a majority in principal amount of all debt securities of each series that would be affected then outstanding under the Indenture consent to it. We may not, however, without the consent of each holder of outstanding debt securities of each series that would be affected, amend the Indenture to:

  •
  reduce the percentage in principal amount of debt securities of any series whose holders must consent to an amendment;

  •
  reduce the rate of or extend the time for payment of interest on any debt securities;

  •
  reduce the principal of or extend the stated maturity of any debt securities;

  •
  reduce the premium payable upon the redemption of any debt securities or change the time at which any debt securities may or shall be redeemed;

  •
  make any debt securities payable in a currency other than that stated in the debt security;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

  •
  impair the right of any holder to receive payment of premium, principal, or interest with respect to such holder's debt securities on or after the applicable due date;

  •
  impair the right of any holder to institute suit for the enforcement of any payment with respect to such holder's debt securities;

  •
  release any security that has been granted in respect of the debt securities;

  •
  make any change in the amendment provisions which require each holder's consent; or

  •
  make any change in the waiver provisions.

        It shall not be necessary for the consent of the holders under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment under the Indenture requiring the consent of the holders becomes effective, we are required to send to all holders a notice briefly describing the amendment. The failure to give, or any defect in, such notice, however, will not impair or affect the validity of the amendment.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of each affected series, on behalf of all such holders, and subject to certain rights of the Trustee, may waive:

  •
  compliance with certain restrictive provisions of the Indenture; and

  •
  any past default under the Indenture;

except that such majority of holders may not waive a default:

  •
  in the payment of principal, premium, or interest; or

  •
  in respect of a provision that under the Indenture cannot be amended without the consent of all holders of the series of debt securities that is affected.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

  (a)
  either:

  (1)
  all outstanding debt securities of that series that have been authenticated (except lost, stolen, or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

  (2)
  all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds cash, certain U.S. government obligations or a combination thereof, in such amounts as will be sufficient, to pay the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the stated maturity or redemption date;

  (b)
  we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the debt securities of that series; and

  (c)
  we have delivered to the Trustee an officers' certificate as to the sufficiency of the trust funds, without reinvestment, to pay the entire indebtedness of such debt securities at maturity.

        Notwithstanding such satisfaction and discharge, our obligations to compensate and indemnify the Trustee, to pay additional amounts, if any, in respect of debt securities in certain circumstances, and to transfer or exchange debt securities pursuant to the terms thereof and our obligations and the obligations of the Trustee to hold funds in trust and to apply such funds pursuant to the terms of the Indenture, with respect to issuing temporary debt securities, with respect to the registration, transfer and exchange of debt securities, with respect to the replacement of mutilated, destroyed, lost, or stolen debt securities and with respect to the maintenance of an office or agency for payment, shall in each case survive such satisfaction and discharge.

Defeasance

        At any time, we may terminate, with respect to debt securities of a particular series, all our obligations under such series of debt securities and the Indenture, which we call a "legal defeasance." If we decide to make a legal defeasance, however, we may not terminate our obligations specified in the Indenture, including those:

  •
  relating to the defeasance trust;

  •
  to register the transfer or exchange of the debt securities;

  •
  to replace mutilated, destroyed, lost, or stolen debt securities; or

  •
  to maintain a registrar and paying agent in respect of the debt securities.

        At any time we may also effect a "covenant defeasance," which means we have elected to terminate our obligations under the additional covenants established pursuant to the terms of a particular series of debt securities, which covenants are not described in the prospectus but will be described in the prospectus supplement applicable to such series, and any Event of Default resulting from a failure to observe such covenants.

        The legal defeasance option may be exercised notwithstanding a prior exercise of the covenant defeasance option. If the legal defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to that series. If the covenant defeasance option is exercised, payment of the affected series of debt securities may not be accelerated because of an Event of Default with respect to the fourth and sixth (and, with respect to any guarantor, the fifth) bullet points under "—Events of Default, Remedies, and Notice—Events of Default" above or an Event of Default that is added specifically for such series and described in a prospectus supplement.

        In order to exercise either defeasance option, we must:

  •
  irrevocably deposit in trust with the Trustee money or certain U.S. government obligations for the payment of principal, premium, if any, and interest on the series of debt securities to redemption or stated maturity, as the case may be;

  •
  comply with certain other conditions, including that no bankruptcy or default with respect to us has occurred and is continuing 91 days after the deposit in trust; and

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  deliver to the Trustee an opinion of counsel to the effect that holders of the defeased series of debt securities will not recognize income, gain, or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in applicable Federal income tax law.

No Personal Liability

        None of our managing member nor any director, officer, employee, incorporator, manager, or unitholder or other owner of equity of our managing member, us, or any guarantor, as such, will be liable for:

  •
  any of our obligations under the debt securities or the Indenture; or

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  any claim based on, in respect of, or by reason of, such obligations or their creation.

        By accepting a debt security, each holder will be deemed to have waived and released all such liability. This waiver and release are part of the consideration for the issuance of the debt securities. This waiver may not be effective, however, to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

No Protection in the Event of a Change of Control

        Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control in us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control in us.

Provisions Relating Only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating Only to the Subordinated Debt Securities

  Subordinated Debt Securities Subordinated to Senior Indebtedness

        The subordinated debt securities will rank junior in right of payment to all of our and our guarantors' Senior Indebtedness. "Senior Indebtedness" will be defined in a supplemental indenture respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

  Payment Blockages

        The Indenture respecting any series of subordinated debt securities will provide that no payment of principal, interest, and any premium on the subordinated debt securities or any related guarantee may be made in the event:

  •
  we or our property or, if applicable to any series of outstanding debt securities, the guarantors, or their property, is involved in any voluntary or involuntary liquidation or bankruptcy;

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  we fail to pay the principal, interest, any premium, or any other amounts on any of our or, if applicable to any series of outstanding debt securities, the guarantors' Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the Indenture; or

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  any other default on any of our or, if applicable to any series of outstanding debt securities, the guarantors' Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

  No Limitation on Amount of Senior Debt

        The Indenture respecting any series of subordinated debt securities will not limit the amount of Senior Indebtedness that we may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery, and Form

        The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC"). This means that we will not issue certificates to each holder except in the limited circumstances described below. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

        Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

        DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

        DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

        We will wire all payments on the global debt securities to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the Trustee, and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

        It is DTC's current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the Trustee, or us.

        Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

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  an Event of Default occurs, and DTC notifies the Trustee of its decision to exchange the global debt security for certificated debt securities.

Governing Law

        Each Indenture and all of the debt securities will be governed by the laws of the State of New York.

The Trustee

        We will enter into each Indenture with a Trustee that is qualified to act under the Trust Indenture Act and with any other trustee chosen by us and appointed in a supplemental indenture for a particular series of debt securities. Unless we otherwise specify in the applicable prospectus supplement, the

Trustee for each series of debt securities will be Wells Fargo Bank, National Association. We may maintain a banking relationship in the ordinary course of business with our Trustee and one or more of its affiliates.

  Resignation or Removal of Trustee

        If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act after a default has occurred and is continuing, the Trustee must either eliminate its conflicting interest within 90 days, apply to the SEC for permission to continue as Trustee or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable Indenture. Any resignation will require the appointment of a successor trustee under the applicable Indenture in accordance with the terms and conditions of such Indenture.

        The Trustee may resign or be removed by us with respect to one or more series of debt securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.

  Limitations on Trustee if it is Our Creditor

        Each Indenture will contain certain limitations on the right of the Trustee, in the event that it becomes a creditor of us, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

  Annual Trustee Report to Holders of Debt Securities

        The Trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the Trustee's eligibility to serve as such, the priority of the Trustee's claims regarding certain advances made by it, and any action taken by the Trustee materially affecting the debt securities.

  Certificates and Opinions to be Furnished to Trustee

        Each Indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the Indenture, every application by us for action by the Trustee will be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF THE COMMON UNITS

General

        Our common units represent non-managing membership interests in EnLink Midstream, LLC. Our unitholders are entitled to participate in cash distributions and exercise the rights and privileges available to non-managing members under our operating agreement. The following summary of our common units, our certificate of formation, and our operating agreement does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our certificate of formation and our operating agreement which are filed as exhibits to the registration statement of which this prospectus is a part. Our common units are traded on the NYSE under the symbol "ENLC."

Transfer Agent and Registrar

  Duties

        American Stock Transfer & Trust Company, LLC serves as registrar and transfer agent for our common units. We pay all fees charged by the transfer agent for transfers of our common units except the following, which must be paid by our unitholders:

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  surety bond premiums to replace lost or stolen certificates, taxes, and other governmental charges;

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  special charges for services requested by a unitholder; and

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  other similar fees or charges.

        There will be no charge to our unitholders for disbursements of cash distributions by us. We will indemnify the transfer agent, its agents, and each of their stockholders, directors, officers, and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

  Resignation or Removal

        The transfer agent may resign by providing us notice. We may also remove the transfer agent. The resignation or removal of the transfer agent will become effective upon our appointment of a successor transfer agent and registrar and its acceptance of the appointment. If no successor is appointed, our managing member may act as the transfer agent and registrar until a successor is appointed.

Transfer of Our Common Units

        By transfer of our common units in accordance with our operating agreement, each transferee of our common units will be admitted as a non-managing member with respect to our common units transferred when such transfer is reflected in our books and records and such transferee becomes the record holder of our common units transferred. Each transferee:

  •
  represents that the transferee has the capacity, power, and authority to become bound by our operating agreement;

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  automatically becomes bound by the terms of our operating agreement; and

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  gives the consents, acknowledgements, and waivers contained in our operating agreement, such as the approval of all transactions and agreements entered into in connection with our formation.

        Our board of directors will cause any transfers to be recorded on our books and records from time to time as necessary to ensure their accuracy.

        We may, at our discretion, treat the nominee holder of any of our common units as the absolute owner. In that case, the beneficial holder's rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.

        Our common units are securities and any transfers are subject to the laws governing transfer of securities. In addition to other rights acquired upon transfer, the transferor gives the transferee the right to become a non-managing member for the transferred common units.

        Until any common unit has been transferred on our books, we and the transfer agent may treat the record holder of the common unit as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

 DESCRIPTION OF THE MEMBERSHIP INTERESTS

Issuance of Additional Membership Interests

        Except as described under "Description of Our Operating Agreement—Issuance of Additional Interests," we may issue additional membership interests and options, rights, warrants, appreciation rights, tracking, profit, and phantom interests and other derivative instruments relating to, convertible into, or exchangeable for the membership interests for any company purpose at any time and from time to time to such persons for such consideration and on such terms and conditions as shall be established by our managing member, all without the approval of our unitholders. In accordance with Delaware law and the provisions of our operating agreement, any additional membership interests that we issue may, in the sole discretion of our managing member, have special voting rights to which the common units are not entitled.

        The following is a description of the general terms and provisions of our membership interests. The particular terms of any class or series of membership interests will be described in the applicable prospectus supplement and the amendment to our operating agreement relating to that class or series of membership interests, which will be filed as an exhibit to or incorporated by reference in this prospectus at or before the time of issuance of any such series of membership interests. If so indicated in a prospectus supplement, the terms of any such class or series may differ from the terms set forth below.

        Our managing member is authorized to approve the issuance of one or more classes or series of membership interests without further authorization of the unitholders and to fix the number of securities, the designations, preferences, rights, powers, and duties of any such class or series.

        The applicable prospectus supplement will set forth the number of securities, particular designations, relative rights and preferences and the limitations of any class or series of membership interests in respect of which this prospectus is delivered. The particular terms of any such class or series will include the following:

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  the maximum number of securities to constitute the class or series and the designation and ranking thereof;

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  the right of securities of the class or series to participate in our distributions, including the annual distribution rate, if any, on securities of the class or series, whether such rate is fixed or variable or both, the dates from which distributions will begin to accrue or accumulate, whether distributions will be cumulative and whether such distributions will be paid in cash, securities, or otherwise;

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  whether the holders of the securities of the class or series will have any preemptive rights;

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  the liquidation preference, if any, applicable to securities of the class or series;

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  whether the securities of the class or series will be redeemable and, if so, the price and the terms and conditions on which the securities of the class or series may be redeemed, including the time during which securities of the class or series may be redeemed and any accumulated distributions thereof that the holders of the securities of the class or series will be entitled to receive upon the redemption thereof;

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  the terms and conditions, if any, on which the securities of the class or series will be convertible into, or exchangeable for, securities of any other class or classes of membership interests, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

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  the terms and conditions upon which securities of the class or series will be evidenced by certificates and assigned and transferred;

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  the method for determining the ownership percentage with respect to securities of the class or series; and

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  the voting rights, if any, of the securities of the series.

        The membership interests will be fully paid and non-assessable when issued upon full payment of the purchase price therefor. The prospectus supplement will contain, if applicable, a description of the material U.S. federal income tax consequences relating to the purchase and ownership of the class or series of membership interests offered by the prospectus supplement. The transfer agent, registrar, and distributions disbursement agent for the membership interests will be designated in the applicable prospectus supplement.

DESCRIPTION OF OUR OPERATING AGREEMENT

        The following is a summary of the material provisions of our operating agreement. Our operating agreement is included as an exhibit to the registration statement of which this prospectus constitutes a part. We summarize certain other provisions of the operating agreement elsewhere in this prospectus, including in "Description of the Common Units," "Cash Distribution Policy," and "Material United States Federal Income Tax Considerations."

Organization and Duration

        We were organized on October 16, 2013 and will have a perpetual existence unless terminated pursuant to the terms of our operating agreement.

Purpose

        Our purpose, as set forth in our operating agreement is limited to any business activity that is approved by our managing member, in its sole discretion, and that lawfully may be conducted by a limited liability company organized under Delaware law. Although our managing member has the ability to cause us and our subsidiaries to engage in activities other than the business of owning, operating, developing, and acquiring crude oil and natural gas gathering and processing assets and the owning of equity securities in ENLK, our managing member may decline to do so in its sole discretion. Our managing member is generally authorized to perform all acts it determines to be necessary or appropriate to carry out the purposes of, and to conduct, our business.

Capital Contributions

        Unitholders are not obligated to make additional capital contributions, except as described below under "—Limited Liability."

Voting Rights

        The following is a summary of the unitholder vote required for approval of the matters specified below. Matters that require the approval of a "unit majority" require the approval of a majority of the common units and our Class C common units representing limited liability company interests in us (the "Class C Common Units" and, together with our common units, the "ENLC Units"), voting together as a single class. Each Class C Common Unit will be entitled to the number of votes equal to the number of common units into which a Series B Cumulative Convertible Preferred Unit representing a limited partner interest in ENLK (an "ENLK Series B Unit") is then exchangeable (which is the product of the number of ENLK Series B Units being exchanged multiplied by 1.15 (subject to certain adjustments)). In addition, the holders of Class C Common Units are entitled to vote as a separate class on any matter that (i) adversely affects the rights, preferences, and privileges of the Class C Common Units or the ENLK Series B Units, including certain minority protections with respect to substantially the same matters for which the holders of ENLK Series B Units have approval rights under the limited partnership agreement of ENLK, or (ii) amends or modifies any of the terms of the Class C Common Units or ENLK Series B Units. The approval of a majority of the Class C Common Units is required to approve any matter for which the holders of Class C Common Units are entitled to vote as a separate class.

        In voting their common units, affiliates of our managing member will have no duty or obligation whatsoever to us or our members, including any duty to act in our best interest or the best interests of our members.

Matter	Vote Requirement
Issuance of additional units	No approval right.
Amendment of the operating agreement

Certain amendments may be made by our managing member without the approval of the unitholders. Other amendments generally require the approval of a unit majority. See "—Amendment of the Operating Agreement."

Merger of or the sale of all or substantially all of our assets	Unit majority in certain circumstances. See "—Merger, Consolidation, Conversion, Sale, or Other Disposition of Assets."
Dissolution of EnLink Midstream	Unit majority. See "—Dissolution."
Continuation of our business upon dissolution	Unit majority. See "—Dissolution."
Withdrawal of our managing member	No approval right. See "—Withdrawal or Removal of Our Managing Member."
Removal of our managing member	Not less than 66 2/3% of the outstanding ENLC Units, voting as a single class, including units held by our managing member and its affiliates. See "—Withdrawal or Removal of Our Managing Member."
Transfer of the interest of our managing member	No approval right. See "—Transfer of Managing Member Interest."
Transfer of ownership interests in our managing member	No approval right. See "—Transfer of Ownership Interests in Our Managing Member."

        If any person or group other than our managing member and its affiliates acquires beneficial ownership of 20% or more of any class of units, that person or group loses voting rights on all of its units. This loss of voting rights does not apply to any person or group that acquires the units from our managing member or its affiliates (other than us) and any transferees of that person or group approved by our managing member or to any person or group who acquires the units with the written approval of our managing member, including Enfield Holdings, L.P., as the holder of the Class C Common Units and the ENLK Series B Units.

Applicable Law; Forum, Venue, and Jurisdiction

        Our operating agreement is governed by Delaware law. Our operating agreement requires that any claims, suits, actions, or proceedings:

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  arising out of or relating in any way to our operating agreement (including any claims, suits, or actions to interpret, apply, or enforce the provisions of our operating agreement or the duties, obligations, or liabilities among our members, or the rights or powers of, or restrictions on, us or our members);

  •
  brought in a derivative manner on our behalf;

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  asserting a claim of breach of a fiduciary duty or other duty owed by any of our or our managing member's directors, officers, or other employees, or owed by our managing member, to us or our members;

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  asserting a claim arising pursuant to any provision of the Delaware Limited Liability Company Act (the "DLLCA"); or

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  asserting a claim governed by the internal affairs doctrine;

shall be exclusively brought in the Court of Chancery of the State of Delaware (or, if such court does not have subject matter jurisdiction thereof, any other court located in the State of Delaware with subject matter jurisdiction), regardless of whether such claims, suits, actions, or proceedings sound in contract, tort, fraud, or otherwise, are based on common law, statutory, equitable, legal, or other grounds, or are derivative or direct claims.

        By acquiring our common units, you are irrevocably consenting to these limitations and provisions regarding claims, suits, actions, or proceedings and submitting to the exclusive jurisdiction of the Court of Chancery of the State of Delaware (or such other Delaware courts with subject matter jurisdiction) in connection with any such claims, suits, actions, or proceedings.

Limited Liability

        Under the DLLCA, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the limited liability company, other than liabilities to members on account of their membership interests and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the limited liability company. For the purpose of determining the fair value of the assets of a limited liability company, the DLLCA provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the limited liability company only to the extent that the fair value of that property exceeds the non-recourse liability. The DLLCA provides that a member who receives a distribution and knew at the time of the distribution that the distribution was in violation of the DLLCA shall be liable to the limited liability company for the amount of the distribution for three years. Under the DLLCA, an assignee who becomes a substituted unitholder of a company is liable for the obligations of his assignor to make contributions to the company, except the assignee is not obligated for liabilities unknown to him at the time he became a unitholder and that could not be ascertained from the limited liability company agreement.

Issuance of Additional Interests

        Our operating agreement authorizes us to issue an unlimited number of additional membership interests for the consideration and on the terms and conditions determined by our managing member without the approval of our unitholders, except that our operating agreement restricts our ability to issue any membership interests senior to or on parity with the ENLK Series B Units with respect to distributions on such membership interests or upon liquidation without the affirmative vote of the holders of a majority of our outstanding Class C Common Units, voting separately as a class.

        It is possible that we will fund acquisitions through the issuance of additional common units or other membership interests. Holders of any additional common units issued by us will be entitled to share equally with the then-existing holders of our common units in distributions. In addition, the issuance of additional common units or other membership interests may dilute the value of the interests of the then-existing holders of our common units in our net assets.

        In accordance with Delaware law and the provisions of our operating agreement, we may also issue additional membership interests that, as determined by our managing member, may have rights to distributions or special voting rights to which our common units are not entitled. In addition, except as described above with respect to the ENLK Series B Units, our operating agreement does not prohibit our subsidiaries from issuing equity interests, which may effectively rank senior to our common units.

Class C Common Units

        As of April 3, 2019, there were 59,154,779 Class C Common Units issued and outstanding. The holders of Class C Common Units are not entitled to distributions thereon of any kind. For each additional ENLK Series B Unit issued by ENLK pursuant to limited partnership agreement of ENLK, we will issue an additional Class C Common Unit to the applicable holder of ENLK Series B Units pursuant to our operating agreement, so that the number of Class C Common Units issued and outstanding will always equal the number of ENLK Series B Units issued and outstanding. In addition, upon any exchange of ENLK Series B Units for our common units, a number of Class C Common Units equal to the number of ENLK Series B Units subject to such exchange will be cancelled.

        The voting rights of the Class C Common Units are described under "—Voting Rights" above.

Amendment of the Operating Agreement

        Amendments to our operating agreement may be proposed only by our managing member. However, to the fullest extent permitted by law, our managing member will have no duty or obligation to propose or approve any amendment and may decline to do so free of any duty or obligation whatsoever to us or our members, including any duty to act in our best interest or in the best interest of our members. In order to adopt a proposed amendment, other than the amendments discussed below, our managing member is required to seek written approval of the holders of the number of common units required to approve the amendment or to call a meeting of the members to consider and vote upon the proposed amendment. Except as described below, an amendment must be approved by a unitholder majority.

        Prohibited Amendments.    No amendment may be made that would:

  •
  enlarge the obligations of any non-managing member without its consent, unless approved by at least a majority of the type or class of non-managing membership interests so affected; or

  •
  enlarge the obligations of, restrict, change, or modify in any way any action by or rights of, or reduce in any way the amounts distributable, reimbursable, or otherwise payable to our managing member or any of its affiliates without the consent of our managing member, which consent may be given or withheld at its option.

The provision of our operating agreement preventing the amendments having the effects described in the clauses above can be amended upon the approval of the holders of at least 90% of the outstanding ENLC Units, voting together as a single class (including ENLC Units owned by our managing member and its affiliates).

        Without Unitholder Approval.    Our managing member may generally make amendments to our operating agreement without the approval of any member to reflect:

  •
  a change in our name, the location of our principal place of business, our registered agent, or our registered office;

  •
  the admission, substitution, withdrawal, or removal of members in accordance with our operating agreement;

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  a change that our managing member determines to be necessary or appropriate to qualify or continue our qualification as a limited liability company or other entity in which the members have limited liability under the laws of any state;

  •
  an amendment that is necessary, in the opinion of our legal counsel, to prevent us or our managing member, or its directors, officers, agents, or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974 ("ERISA"), whether or not substantially similar to plan asset regulations currently applied or proposed;

  •
  an amendment that our managing member determines to be necessary or appropriate in connection with the creation, authorization, or issuance of additional membership interests or derivative instruments related to, convertible into, or exchangeable for additional membership interests;

  •
  any amendment expressly permitted in our operating agreement to be made by our managing member acting alone;

  •
  an amendment effected, necessitated, or contemplated by a merger agreement that has been approved under the terms of our operating agreement;

  •
  any amendment that our managing member determines to be necessary or appropriate to reflect and account for the formation by us of, or our investment in, any corporation, partnership, or other entity, in connection with conduct otherwise permitted by our operating agreement;

  •
  a change in our fiscal year or taxable period and related changes;

  •
  conversions into, mergers with, or conveyances to another limited liability entity that is newly formed and has no assets, liabilities, or operations at the time of the conversion, merger, or conveyance other than those it receives by way of the conversion, merger, or conveyance; or

  •
  any other amendments substantially similar to any of the matters described in the clauses above or in the clauses that immediately follow.

        In addition, our managing member may make amendments to our operating agreement, without the approval of any member, if our managing member determines that those amendments:

  •
  do not adversely affect the non-managing members, including any particular class of non-managing members, in any material respect;

  •
  are necessary or appropriate to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling, or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

  •
  are necessary or appropriate to facilitate the trading of membership interests or to comply with any rule, regulation, guideline, or requirement of any securities exchange on which the membership interests are or will be listed or admitted to trading;

  •
  are necessary or appropriate in connection with any action taken by our managing member relating to splits or combinations of units under the provisions of our operating agreement; or

  •
  are required to effect the intent expressed in this prospectus or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.

        With Unitholder Approval.    In addition to the above restrictions:

  •
  any amendment that our managing member determines adversely affects, in any material respect, one or more particular classes of members will require the approval of at least a majority of the class or classes so affected, but no vote will be required by any class or classes of members that our managing member determines are not adversely affected in any material respect;

  •
  any amendment that would have a material adverse effect on the rights or preferences of any type or class of outstanding ENLC Units in relation to other classes of common units will require the approval of at least a majority of the type or class of ENLC Units so affected;

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  any amendment that would reduce the voting percentage required to take any action other than to remove our managing member or call a meeting of our unitholders is required to be approved by the affirmative vote of members whose aggregate outstanding ENLC Units constitute not less than the voting requirement sought to be reduced; and

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  any amendment that would increase the percentage of ENLC Units required to remove our managing member or call a meeting of our unitholders must be approved by the affirmative vote of members whose aggregate outstanding units constitute not less than the percentage sought to be increased.

        Opinion of Counsel.    For amendments of the type not requiring approval of a unitholder majority, our managing member will not be required to obtain an opinion of counsel that an amendment will not result in a loss of limited liability to the members in connection with any of the amendments. No other amendments to our operating agreement will become effective without the approval of holders of at least 90% of the outstanding ENLC Units, voting as a single class, unless we first obtain an opinion of counsel to the effect that the amendment will not affect the limited liability of any of its members under applicable law.

Merger, Consolidation, Conversion, Sale, or Other Disposition of Assets

        A merger, consolidation, or conversion of ENLC requires the prior consent of our managing member. However, our managing member will have no duty or obligation to consent to any merger, consolidation, or conversion and may decline to do so in its sole discretion.

        In addition, our operating agreement generally prohibits our managing member from causing us to sell, exchange, or otherwise dispose of all or substantially all of (i) our assets and the assets of our subsidiaries, taken as a whole, or (ii) for so long as our Class C Common Units remain outstanding, the assets of ENLK and its subsidiaries, taken as a whole, in a single transaction or a series of related transactions, without the prior approval of the holders of a majority of the ENLC Units. Our managing member may, however, mortgage, pledge, hypothecate, or grant a security interest in all or substantially all of our assets and the assets of our subsidiaries or the assets of ENLK and its subsidiaries, taken as a whole, without such approval. Our managing member may also sell all or substantially all of our assets and our subsidiaries' assets or the assets of ENLK and its subsidiaries, taken as a whole, under a foreclosure or other realization upon those encumbrances without such approval. Finally, our managing member may consummate any merger without the prior approval of our members if (i) we are the surviving entity in the transaction, (ii) our managing member has received an opinion of counsel regarding limited liability matters, (iii) the transaction would not result in an amendment to our operating agreement (other than an amendment that our managing member could adopt without the consent of our unitholders), (iv) each of our common units would be an identical unit of ours following the transaction, and (v) the membership securities to be issued in the transaction do not exceed 20% of the outstanding membership interests immediately prior to the transaction.

        If the conditions specified in our operating agreement are satisfied, our managing member may convert our company or any of our subsidiaries into a new limited liability entity or merge us or any of our subsidiaries into, or convey all of our assets to, a newly formed entity that has no assets, liabilities, or operations, if (i) the sole purpose of that conversion, merger, or conveyance is to effect a mere change in our legal form into another limited liability entity, (ii) we have received an opinion of counsel regarding limited liability matters, and (iii) our managing member determines that the governing instruments of the new entity provide the non-managing members and our managing member with substantially the same rights and obligations as contained in our operating agreement. Holders of

ENLC Units will not be entitled to dissenters' rights of appraisal under our operating agreement or applicable Delaware law in the event of a conversion, merger, or consolidation, a sale of substantially all of our assets, or any other similar transaction or event

Dissolution

        We will continue as a limited liability company until dissolved under the terms of our operating agreement. We will dissolve upon:

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  the election by our managing member to dissolve our business, if approved by a unit majority;

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  there being no members other than our managing member, unless we are continued without dissolution in accordance with the DLLCA;

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  the entry of a decree of judicial dissolution pursuant to the provisions of the DLLCA; or

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  the withdrawal or removal of our managing member or any other event that results in its ceasing to be our managing member other than by reason of a transfer of its managing member interest in accordance with our operating agreement or its withdrawal or removal following the approval and admission of a successor.

        Upon a dissolution under the last clause above, the holders of a unit majority may also elect, within specific time limitations, to continue our business on the same terms and conditions described in our operating agreement by appointing as a successor managing member an entity approved by a unit majority, subject to the receipt by us of an opinion of counsel to the effect that the action would not result in the loss of limited liability under Delaware law of any member.

Liquidation and Distribution of Proceeds

        If we dissolve in accordance with our operating agreement, unless our business is continued, the liquidator authorized to wind up our affairs will, acting with all of the powers of our managing member that are necessary or appropriate, liquidate our assets. The liquidator will first apply the proceeds of liquidation to the payment of our creditors and, thereafter, holders of our common units would be entitled to share ratably in the distribution of any remaining proceeds.

Withdrawal or Removal of Our Managing Member

        Our managing member may withdraw as managing member without first obtaining approval of our unitholders by giving 90 days' written notice, and that withdrawal will not constitute a violation of our operating agreement. In addition, our operating agreement permits our managing member, in some instances, to sell or otherwise transfer all of its managing member interest in us without the approval of the unitholders.

        Upon withdrawal of our managing member under any circumstances, other than as a result of a transfer by our managing member of all or a part of its managing member interest in us, the holders of a unit majority may select a successor to that withdrawing managing member. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability matters cannot be obtained, we will be dissolved, wound up, and liquidated, unless within a specified period after that withdrawal, the holders of a unit majority agree in writing to continue our business and to appoint a successor managing member. See "—Dissolution."

        Our managing member may not be removed unless (i) that removal is approved by the vote of the holders of not less than 66 2/3% of the outstanding ENLC Units, including ENLC Units held by our managing member and its affiliates, and (ii) we have received an opinion of counsel regarding limited liability matters. Any removal of our managing member is also subject to the approval of a successor managing member by the vote of a unit majority, including ENLC Units held by our managing member and its affiliates. The ownership of more than 33 1/3% of the voting power of the ENLC Units by our managing member and its affiliates gives them the ability to prevent their removal as our managing member. As of April 3, 2019, our managing member and its affiliates owned approximately 41.1% of the voting power of the ENLC Units.

        In the event of the removal of our managing member under circumstances where cause exists or withdrawal of our managing member where that withdrawal violates our operating agreement, a successor managing member will have the option to purchase the managing member interest of the departing managing member and its affiliates for a cash payment equal to the fair market value of those interests. Under all other circumstances where the managing member withdraws or is removed by the members, the departing managing member will have the option to require the successor managing member to purchase the managing member interest of the departing managing member and its affiliates for fair market value. In each case, this fair market value will be determined by agreement between the departing managing member and the successor managing member. If no agreement is reached, an independent investment banking firm or other independent expert selected by the departing managing member and the successor managing member will determine the fair market value. Or, if the departing managing member and the successor managing member cannot agree upon an expert, then an expert chosen by agreement of the experts selected by each of them will determine the fair market value.

        If the option described above is not exercised by either the departing managing member or the successor managing member, the departing managing member's managing member interest will automatically convert into common units equal to the fair market value of those interests as determined by an investment banking firm or other independent expert selected in the manner described in the preceding paragraph.

        In addition, we will be required to reimburse the departing managing member for all amounts due the departing managing member, including, without limitation, all employee-related liabilities, including severance liabilities, incurred as a result of the termination of any employees employed for our benefit by the departing managing member or its affiliates.

Transfer of Managing Member Interest

        At any time, our managing member may transfer all or any part of its managing member interest in us to another person without the approval of any other member. As a condition of this transfer, the transferee must, among other things, assume the rights and duties of our managing member, agree to be bound by the provisions of our operating agreement, and furnish an opinion of counsel regarding limited liability matters.

Transfer of Ownership Interests in Our Managing Member

        At any time, the owner of our managing member may sell or transfer all or part of its ownership interests in our managing member to an affiliate or third party without the approval of our unitholders.

Change of Management Provisions

        Our operating agreement contains specific provisions that are intended to discourage a person or group from attempting to remove our managing member or from otherwise changing our management. If any person or group, other than our managing member and its affiliates, acquires beneficial ownership of 20% or more of any class of ENLC Units, that person or group loses voting rights on all of its ENLC Units. This loss of voting rights does not apply to any person or group that acquires the ENLC Units from our managing member or its affiliates and any transferees of that person or group approved by our managing member or to any person or group who acquires the common units with the prior approval of our board of directors.

Call Right

        If at any time our managing member and its affiliates own more than 90% of the then-issued and outstanding membership interests of any class, our managing member will have the right, which it may assign in whole or in part to any of its affiliates or to our managing member, to acquire all, but not less than all, of the membership interests of the class held by unaffiliated persons, as of a record date to be selected by our managing member, on at least 10, but not more than 60, days' notice. The purchase price in the event of this purchase is the greater of:

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  the highest price paid by our managing member or any of its affiliates for any membership interests of the class purchased within the 90 days preceding the date on which our managing member first mails notice of its election to purchase those membership interests; and

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  the average of the daily closing prices of the membership interests of such class over the 20 trading days preceding the date that is three days before the date the notice is mailed.

        As a result of our managing member's right to purchase outstanding membership interests, a holder of membership interests may have his membership interests purchased at an undesirable time or at a price that may be lower than market prices at various times prior to such purchase or lower than a unitholder may anticipate the market price to be in the future. The tax consequences to a holder of ENLC Units of the exercise of this call right are the same as a sale by that unitholder of its ENLC Units in the market.

Meetings; Voting

        Except as described below regarding a person or group owning 20% or more of any class of ENLC Units, record holders of ENLC Units on the record date will be entitled to notice of, and to vote at, meetings of our members and to act upon matters for which approvals may be solicited.

        Any action that is required or permitted to be taken by the unitholders may be taken either at a meeting of the unitholders or, if authorized by the managing member, without a meeting if consents in writing describing the action so taken are signed by holders of the number of ENLC Units necessary to authorize or take that action at a meeting. Meetings of the unitholders may be called by our managing member or by unitholders owning at least 20% of the outstanding units of the class for which a meeting is proposed. Unitholders may vote either in person or by proxy at meetings. The holders of a majority of the outstanding units of the class or classes for which a meeting has been called, represented in person or by proxy, will constitute a quorum, unless any action by the unitholders requires approval by holders of a greater percentage of the units, in which case the quorum will be the greater percentage.

        Each record holder of an ENLC Unit will have a vote according to such holder's percentage interest in us, although additional membership interests having special voting rights could be issued. See "—Issuance of Additional Interests." However, if at any time any person or group, other than our managing member and its affiliates, or a direct or subsequently approved transferee of our managing member or its affiliates and purchasers specifically approved by our managing member, acquires, in the aggregate, beneficial ownership of 20% or more of any class of units, that person or group will lose voting rights on all of its ENLC Units, and the ENLC Units may not be voted on any matter and will not be considered to be outstanding when sending notices of a meeting of unitholders, calculating required votes, determining the presence of a quorum or for other similar purposes. Our common units held in nominee or street name account will be voted by the broker or other nominee in accordance with the instruction of the beneficial owner unless the arrangement between the beneficial owner and his nominee provides otherwise.

        Any notice, demand, request, report, or proxy material required or permitted to be given or made to record holders of ENLC Units under our operating agreement will be delivered to the record holder by us or by our transfer agent.

Status as Member

        By transfer of our common units in accordance with our operating agreement, each transferee of our common units shall be admitted as a member with respect to our common units transferred when such transfer and admission are reflected in our books and records. Except as described under "—Limited Liability," our common units will be fully paid, and unitholders will not be required to make additional contributions.

Indemnification

        Section 18-108 of the DLLCA, as amended, empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. Our operating agreement provides that we will indemnify the following persons, to the fullest extent permitted by the law, from and against all losses, claims, damages, or similar events:

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  our managing member;

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  any departing managing member;

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  any person who is or was an affiliate of our managing member or any departing managing member;

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  any person who is or was one of our managers, managing members, general partners, directors, officers, employees, agents, fiduciaries or trustees, our subsidiaries, our managing member, any departing managing member, or any of their respective affiliates;

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  any person who is or was serving as a manager, managing member, general partners, director, officer, employee, agent, fiduciary, or trustee of another person owing a fiduciary duty to us or our subsidiaries; and

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  any person designated by our managing member;

unless there has been a final and non-appealable judgment by a court of competent jurisdiction that, in respect of the matter for which such persons are seeking indemnification, those persons acted in bad faith, or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that their conduct was unlawful.

        Any indemnification under these provisions will only be out of our assets. Unless our managing member otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our operating agreement.

        We have entered into indemnification agreements with each of the directors and executive officers of our managing member. Under the terms of these indemnification agreements, we agree to indemnify and hold each indemnitee harmless from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all "expenses" (as defined in the indemnification agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals, in each case, which the indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the indemnitee determines might lead to the institution of any proceeding, related to the fact that indemnitee is or was a director, manager, or officer of us or our managing member, or is or was serving at the request of us or our managing member, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature. We have also agreed to advance the expenses of an indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the indemnification agreements as of the date of the indemnification agreements, the indemnitee shall enjoy the greater benefits so afforded by such change.

Reimbursement of Expenses

        Our operating agreement requires us to reimburse our managing member on a monthly basis for all direct and indirect expenses it incurs or payments it makes on our behalf and all other expenses allocable to us or otherwise incurred by our managing member in connection with operating our business. Our operating agreement does not set a limit on the amount of expenses for which our managing member and its affiliates may be reimbursed. These expenses include salary, bonus, incentive compensation, and other amounts paid to persons who perform services for us or on our behalf and expenses allocated to our managing member by its affiliates. Our managing member is entitled to determine the expenses that are allocable to us.

Books and Reports

        Our managing member is required to keep appropriate books of our business at its principal offices. These books will be maintained for both tax and financial reporting purposes on an accrual basis in accordance with generally acceptable accounting principles (GAAP). For tax and fiscal reporting purposes, our fiscal year is the calendar year.

        We will furnish or make available to record holders of our common units, within 105 days after the close of each fiscal year, an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by its independent public accountants. Except for its fourth quarter, we will also furnish or make available summary financial information within 50 days after the close of each quarter. We will be deemed to have made any such report available if we file such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval system or make the report available on a publicly available website which we maintain.

Right to Inspect Books and Records

        Our operating agreement provides that a member can, for a purpose reasonably related to such member's interest as a member, upon reasonable written demand stating the purpose of such demand and at such member's own expense, have furnished to such member:

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  true and full information regarding the status of our business and financial condition (provided that this obligation shall be satisfied to the extent the member is furnished the most recent annual report and any subsequent quarterly or periodic reports required to be filed (or which would be required to be filed) with the SEC by us pursuant to Section 13 of the Exchange Act); and

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  a current list of the name and last known address of each record holder; and copies of our operating agreement, our certificate of formation, related amendments, and powers of attorney under which they have been executed.

        Under our operating agreement, however, each of our members and other persons who acquire our membership interests, do not have rights to receive information from us or any of the persons we indemnify as described above under "—Indemnification" for the purpose of determining whether to pursue litigation or assist in pending litigation against us or those indemnified persons relating to its affairs, except pursuant to the applicable rules of discovery relating to the litigation commenced by the person seeking information.

        Our managing member may, and intends to, keep confidential from our members trade secrets or other information the disclosure of which our managing member determines is not in our best interests, could damage us or that we are required by law or by agreements with third parties to keep confidential. Our operating agreement limits the right to information that a member would otherwise have under Delaware law.

Conflicts of Interest

        Conflicts of interest exist and may arise in the future as a result of the relationships between our managing member or its affiliates, on the one hand, and us, our members, or our subsidiaries, on the other hand. Our operating agreement specifically defines the remedies available to our unitholders for actions taken that, without these defined liability standards, might constitute breaches of fiduciary duty under applicable Delaware law. The DLLCA provides that Delaware limited liability companies may, in their operating agreements, expand, restrict, or eliminate the fiduciary duties otherwise owed by the manager to the members and the company, but such agreements may not eliminate the implied contractual covenant of good faith and fair dealing.

        Whenever a conflict arises between our managing member or its affiliates, on the one hand, and us, our members, or our subsidiaries, on the other hand, the resolution or course of action in respect of such conflict of interest shall be permitted and conclusively deemed approved by us and all of our members and shall not constitute a breach of our operating agreement, of any agreement contemplated thereby, or of any duty, if the resolution or course of action in respect of such conflict of interest is:

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  approved by the conflicts committee of our board of directors; or

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  approved by a unit majority, excluding any such common units owned by our managing member and its affiliates.

        Our managing member may, but is not required to, seek the approval of such resolutions or courses of action from the conflicts committee of our board of directors or from the holders of a majority of the outstanding common units as described above. Unless the resolution of a conflict is specifically provided for in our operating agreement, our board of directors or the conflicts committee of our board of directors may consider any factors they determine in good faith to consider when resolving a conflict. An independent third party is not required to evaluate the resolution. Under our operating agreement, a determination, other action, or failure to act by our managing member, our board of directors, or any committee thereof (including the conflicts committee) will be deemed to be in "good faith" if our managing member, our board of directors, or any committee thereof (including the conflicts committee) subjectively believed such determination, other action or failure to act was in, or not opposed to, our best interests. In any proceeding brought by or on behalf of us or any of our unitholders, the person bringing or prosecuting such proceeding will have the burden of proving that such determination, other action, or failure to act was not in good faith.

Elimination and Replacement of Fiduciary Duties

        Duties owed to unitholders by our managing member are prescribed by law and in our operating agreement. The DLLCA provides that Delaware limited liability companies may, in their operating agreements, expand, restrict, or eliminate the fiduciary duties otherwise owed by our managing member to members and us.

        Our operating agreement contains various provisions that eliminate and replace the fiduciary duties that might otherwise be owed by our managing member. These provisions have been negotiated to allow our managing member or its affiliates to engage in transactions with us that otherwise might be prohibited by state law fiduciary standards and to take into account the interests of other parties in addition to our interests when resolving conflicts of interest. Without these modifications, our managing member's ability to make decisions involving conflicts of interest would be restricted. Replacing the fiduciary duty standards in this manner benefits our managing member by enabling it to take into consideration all parties involved in the proposed action. Replacing the fiduciary duty standards also strengthens the ability of our managing member to attract and retain experienced and capable directors. Replacing the fiduciary duty standards represents a detriment to our public unitholders because it restricts the remedies available to the public unitholders for actions that, without those limitations, might constitute breaches of fiduciary duty, as described below, and permits our managing member to take into account the interests of third parties in addition to our interests when resolving conflicts of interests.

        The following is a summary of the fiduciary duties imposed on managers of a limited liability company by the DLLCA in the absence of operating agreement provisions to the contrary, the contractual duties of our managing member contained in our operating agreement that replace the fiduciary duties that would otherwise be imposed by Delaware laws on our managing member and the rights and remedies of its unitholders with respect to these contractual duties:

State law fiduciary standards	Fiduciary duties are generally considered to include an obligation to act in good faith and with due care and loyalty. The duty of care, in the absence of a provision in an operating agreement providing otherwise, would generally require a managing member to act for the company in the same manner as a prudent person would act on his own behalf. The duty of loyalty, in the absence of a provision in an operating agreement providing otherwise, would generally require that any action taken or transaction engaged in be entirely fair to the company.
Operating agreement modified standards

Our operating agreement contains provisions that waive or consent to conduct by our managing member and its affiliates that might otherwise raise issues as to compliance with fiduciary duties or applicable law. For example, our operating agreement provides that when our managing member is acting in its capacity as our managing member, as opposed to in its individual capacity, it must act in "good faith" and will not be subject to any other standard under applicable law (other than the implied contractual covenant of good faith and fair dealing). In addition, when our managing member is acting in its individual capacity, as opposed to in its capacity as our managing member, it may act without any fiduciary obligation to us or the unitholders whatsoever. These standards replace the obligations that our managing member would otherwise be held to.

If our managing member does not obtain approval from the conflicts committee of the board of directors of our managing member or the holders of our common units, excluding any units owned by our managing member or its affiliates, and our board of directors approves the resolution or course of action taken with respect to the conflict of interest, then it will be presumed that, in making its decision, our board of directors, which may include board members affected by the conflict of interest, acted in good faith, and in any proceeding brought by or on behalf of any member or us, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. These standards replace the obligations that our managing member would otherwise be held to.

Rights and remedies of unitholders

The DLLCA generally provides that a member may institute legal action on behalf of the company to recover damages from a third party where a manager has refused to institute the action or where an effort to cause a manager to do so is not likely to succeed. These actions include actions against a manager for breach of its duties or of our operating agreement. In addition, the statutory or case law of some jurisdictions may permit a member to institute legal action on behalf of himself and all other similarly situated members to recover damages from a manager for violations of its fiduciary duties to the members.

Operating agreement modified standards

The DLLCA provides that, unless otherwise provided in an operating agreement, a member or other person shall not be liable to a limited liability company or to another member or to another person that is a party to or is otherwise bound by an operating agreement for breach of fiduciary duty for the member's or other person's good faith reliance on the provisions of the operating agreement. Under our operating agreement, to the extent that, at law or in equity an indemnitee has duties (including fiduciary duties) and liabilities relating thereto to us or to our members, our managing member, and any other indemnitee acting in connection with its business or affairs shall not be liable to us or to any member for its good faith reliance on the provisions of our operating agreement.

        By acquiring our common units, each new holder of our common units automatically agrees to be bound by the provisions in our operating agreement, including the provisions discussed above. This is in accordance with the policy of the DLLCA favoring the principle of freedom of contract and the enforceability of operating agreements. The failure of a member to sign an operating agreement does not render the operating agreement unenforceable against that person.

        Under our operating agreement, we must indemnify our managing member and its officers, directors, managers, and certain other specified persons, to the fullest extent permitted by law, against liabilities, costs, and expenses incurred by our managing member or these other persons. We must provide this indemnification unless there has been a final and non-appealable judgment by a court of competent jurisdiction determining that these persons acted in bad faith, or engaged in fraud or willful misconduct. We must also provide this indemnification for criminal proceedings unless our managing member or these other persons acted with knowledge that their conduct was unlawful. Thus, our managing member could be indemnified for its negligent acts if it meets the requirements set forth above. To the extent these provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), in the opinion of the SEC, such indemnification is contrary to public policy and, therefore, unenforceable. See "—Indemnification."

CASH DISTRIBUTION POLICY

Our Cash Distribution Policy

        We make cash distributions, if any, to holders of our common units on a pro rata basis; provided, however, that, if ENLK fails to pay in full certain cash amounts with respect to quarterly distributions to the holder of the ENLK Series B Units when due, then from and after the first date of such failure and continuing until such failure is cured by payment in full in cash of all such cash arrearages, we are not permitted to, and will not, declare or make any distributions in respect of our common units and any other class of membership interests that, with respect to distributions, ranks junior to the ENLK Series B Units.

        Unless restricted by the terms of the agreements governing our outstanding indebtedness, we intend to pay distributions to holders of our common units on a quarterly basis from our available cash less reserves for expenses, future distributions, and other uses of cash, including:

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  provisions for the proper conduct of our business;

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  paying federal income taxes, which we are required to pay because we are taxed as a corporation; and

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  maintaining cash reserves the board of directors of our managing member believes are prudent to maintain.

        Our ability to pay distributions is limited by the DLLCA, which provides that a limited liability company may not pay distributions if, after giving effect to the distribution, the company's liabilities would exceed the fair value of its assets. While our ownership of equity interests in ENLK are included in our calculation of net assets, the value of these assets may decline to a level where our liabilities would exceed the fair value of our assets if we were to pay distributions, thus prohibiting us from paying distributions under Delaware law.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the material U.S. federal income tax consequences, and, in the case of a non-U.S. holder (as defined below), material U.S. federal estate tax consequences, related to the purchase, ownership and disposition of our common units by a taxpayer that holds our common units as a "capital asset" (generally, property held for investment). This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations and administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We have not sought any ruling from the Internal Revenue Service (the "IRS") with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

        Legal conclusions contained in this section, unless otherwise noted, are the opinion of Baker Botts L.L.P. This discussion does not address all aspects of U.S. federal income taxation (and, in the case of a non-U.S. holder, estate taxation) or the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction, or under U.S. federal gift tax laws. In addition, this discussion does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as (without limitation):

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  banks, thrifts, insurance companies, or other financial institutions;

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  tax-exempt or governmental organizations;

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  brokers or dealers in securities or foreign currencies;

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  traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;

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  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

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  persons subject to the alternative minimum tax;

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  S corporations, partnerships (including entities and arrangements treated as partnerships) or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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  persons that hold or are deemed to sell our common units under the constructive sale provisions of the Code;

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  persons that acquired our common units through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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  certain former citizens or long-term residents of the United States;

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  real estate investment trusts or regulated investment companies;

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  "qualified foreign pension funds" (as defined in Section 897(l)(2) of the Code) or entities all of the interests of which are held by qualified foreign pension funds;

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  persons required for U.S. federal income tax purposes to conform the timing of income accruals with respect to our common units to their financial statements under Section 451 of the Code;

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  U.S. holders (as defined below) whose "functional currency" is not the U.S. dollar;

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  persons that hold our common units as part of a straddle, wash sale, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction; and

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  persons that hold, or have held at any time, directly, indirectly, or constructively, in excess of 5% of our common units.

        If a partnership (or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common units, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, certain determinations made at the partner level and the activities of the partnership. Accordingly, we urge partners of a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) investing in our common units to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership, and disposition of our common units by such partnership.

        YOU ARE ENCOURAGED TO CONSULT YOUR TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON UNITS ARISING UNDER THE U.S. FEDERAL GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Corporate Status

        Although we are a Delaware limited liability company, we have elected to be treated as a corporation for U.S. federal income tax purposes. As a result, we are subject to tax as a corporation and distributions on the common units will be treated as distributions on corporate stock for federal income tax purposes. No Schedule K-1 will be issued with respect to the common units, but instead holders of common units will receive a Form 1099 from us with respect to distributions received on the common units.

Material U.S. Federal Income Tax Consequences to U.S. Holders

        The discussion in this section is addressed to holders of our common units that are U.S. holders for U.S. federal income tax purposes. A U.S. holder for purposes of this discussion is a beneficial owner of our common units that is, for U.S. federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income tax regardless of its source; or

  •
  a trust if (i) a U.S. court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust or (ii) certain circumstances apply and the trust has validly elected to be treated as a United States person.

  Distributions

        Distributions with respect to our common units will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of a distribution with respect to our common units exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder's adjusted tax basis in such common units, which reduces such basis dollar-for-dollar, and thereafter as capital gain. Such gain will be long-term capital gain provided that the U.S. holder has held such common units for more than one year as of the time of the distribution. Non-corporate holders that receive distributions on our common units that are treated as dividends for U.S. federal income tax purposes generally will be subject to U.S. federal income tax on such dividends at a reduced maximum tax rate that is currently 20% provided certain holding period requirements are met.

        Prospective investors in our common units are encouraged to consult their tax advisors as to the tax consequences of receiving distributions on our common units, including, in the case of prospective corporate investors, the ability to claim the corporate dividends received deduction with respect to such distributions.

  Sale, Exchange or Other Taxable Disposition of Common Units

        A U.S. holder generally will recognize capital gain or loss on a sale, exchange or other taxable disposition of our common units equal to the difference, if any, between the amount realized upon the disposition of such common units and the U.S. holder's adjusted tax basis in those common units. A U.S. holder's tax basis in the common units generally will be equal to the amount paid for such common units reduced (but not below zero) by distributions received on such common units that are not treated as dividends for U.S. federal income tax purposes. Such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder's holding period for the common units sold or disposed of is more than one year. Long-term capital gains of individuals generally are subject to a reduced maximum U.S. federal income tax rate that is currently 20%. The deductibility of net capital losses is subject to limitations.

  Backup Withholding and Information Reporting

        Information returns generally will be filed with the IRS with respect to distributions on, and the proceeds from a disposition of, our common units held by a U.S. holder, unless the U.S. holder is a recipient that is exempt from information reporting (such as a corporation) and, if requested, establishes, in the manner prescribed by law, such exemption. A U.S. holder may be subject to backup withholding on distributions with respect to our common units and on the proceeds of a disposition of our common units unless such U.S. holder furnishes the applicable withholding agent with a taxpayer identification number, certified under penalties of perjury, and certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Penalties apply for failure to furnish correct information and for failure to include reportable payments in income.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be creditable against a U.S. holder's U.S. federal income tax liability, and the U.S. holder may be entitled to a refund, provided the U.S. holder timely furnishes the required information to the IRS. U.S. holders are urged to consult their own tax advisors regarding the application of the backup withholding rules to their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding.

  3.8% Tax On Unearned Income

        Certain U.S. holders that are individuals, trusts or estates will be subject to an additional 3.8% Medicare tax on unearned income, which generally will include dividends received on and gain recognized with respect to the sale or other taxable disposition of our common units. For individual U.S. holders, the additional Medicare tax applies to the lesser of (i) "net investment income" and (ii) the excess of "modified adjusted gross income" over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). "Net investment income" generally equals a U.S. holder's gross investment income reduced by the deductions that are allocable to such income. Investment income generally includes passive income such as interest, dividends, annuities, royalties, rents, and capital gains. U.S. holders are urged to consult their own tax advisors regarding the application of this additional Medicare tax to their particular circumstances.

Material U.S. Federal Income and Estate Tax Consequences to Non-U.S. Holders

        The discussion in this section applies only to holders of our common units that are non-U.S. holders. For purposes of this discussion, a non-U.S. holder is a beneficial owner of our common units that is an individual, corporation, estate or trust for U.S. federal income tax purposes and, in each case, is not a U.S. holder.

  Distributions

        Distributions with respect to our common units will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-U.S. holder's adjusted tax basis in its common units (but not below zero). The amount of any such distribution in excess of the non-U.S. holder's adjusted tax basis in its common units will be treated as gain from the sale of such common units and will have the tax consequences described below under "—Sale, Exchange or Other Taxable Disposition of Common Units."

        Subject to the discussion below on effectively connected income and under "—Backup Withholding and Information Reporting" and "Material United States Federal Income Tax Considerations—Additional Withholding Requirements," a distribution treated as a dividend paid to a non-U.S. holder on our common units generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. To receive the benefit of a reduced treaty rate, a non-U.S. holder must satisfy applicable certification requirements (generally by providing the withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (as applicable), or other appropriate form, certifying qualification for the reduced rate).

        Non-U.S. holders are encouraged to consult their tax advisors regarding the withholding rules applicable to distributions on our common units, the requirements for claiming treaty benefits, and any procedures required to obtain a refund of any overwithheld amounts.

        Distributions treated as dividends that are paid to a non-U.S. holder and are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to U.S. persons (as defined under the Code). Effectively connected dividend income will not be subject to the U.S. federal withholding tax described above if the non-U.S. holder satisfies certain certification requirements by providing to the withholding agent a properly completed and executed IRS Form W-8ECI (or appropriate substitute or successor form) certifying eligibility for the exemption. If the non-U.S. holder is a corporation, that portion of the corporation's earnings and profits for the taxable year, as adjusted for certain items, that is effectively connected with its U.S. trade or business (and, if required by applicable income tax treaty, is attributable to a permanent establishment maintained by the corporate non-U.S. holder in the United States) may also be subject to a "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

  Sale, Exchange or Other Taxable Disposition of Common Units

        Subject to the discussion below under "—Backup Withholding and Information Reporting" and "Material United States Federal Income Tax Considerations—Additional Withholding Requirements," a

non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other disposition of our common units unless:

  •
  the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met;

  •
  the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

  •
  our common units constitute a U.S. real property interest by reason of our status as a "United States real property holding corporation" for U.S. federal income tax purposes (a "USRPHC").

        A non-U.S. holder described in the first bullet point above will be subject to tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on the amount of such gain (which generally may be offset by U.S. source capital losses).

        A non-U.S. holder whose gain is described in the second bullet point above will be subject to U.S. federal income tax on any gain recognized on a net income basis at the same graduated rates generally applicable to U.S. persons unless an applicable income tax treaty provides otherwise. Corporate non-U.S. holders may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of their effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

        Generally, a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are, and expect to remain for the foreseeable future, a USRPHC. However, as long as our common units are "regularly traded on an established securities market," a non-U.S. holder will not be subject to U.S. federal income tax or withholding tax upon the disposition of our common units as a result of our status as a USRPHC unless the non-U.S. holder directly, indirectly or constructively owns, or owned at any time during the five-year period ending on the date of the disposition or, if shorter, the non-U.S. holder's holding period for the common units, more than 5% of our common units. If a non-U.S. holder's ownership of our common units has exceeded the 5% threshold specified in the preceding sentence, such non-U.S. holder (or, if our common units were not considered to be regularly traded on an established securities market during the calendar year in which the relevant disposition occurs, any non-U.S. holder (regardless of the percentage of common units owned)) would be subject to U.S. federal income tax in the manner described in the preceding paragraph on the gain realized upon a taxable disposition of our common units, and U.S. federal withholding tax at a rate of 15% would apply to the gross proceeds from such disposition. Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common units.

  U.S. Federal Estate Tax

        Our common units beneficially owned or treated as owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death generally will be includable in the decedent's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

  Backup Withholding and Information Reporting

        Generally, we will report annually to the IRS and to each non-U.S. holder the amount of dividends paid to such non-U.S. holder, the name and address of such non-U.S. holder, and the amount, if any, of tax withheld with respect to those dividends. These information reporting requirements apply even if withholding was not required. Pursuant to tax treaties or other agreements, the IRS may make such reports available to tax authorities in the non-U.S. holder's country of residence.

        Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form), provided that the withholding agent does not have actual knowledge, or reason to know, that the beneficial owner is a U.S. person that is not an exempt recipient.

        Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common units effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common units effected outside the United States by a foreign office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a U.S. person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common units effected outside the United States by such a broker if it has certain relationships within the United States.

        Backup withholding is not an additional tax. Rather, the U.S. income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that certain required information is timely furnished to the IRS.

Additional Withholding Requirements

        Sections 1471 through 1474 of the Code and the Treasury regulations and administrative guidance issued thereunder generally impose a 30% withholding tax on any dividends paid on our common units if paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners); (ii) in the case of a nonfinancial foreign entity, such entity certifies that it does not have any "substantial United States owners" (as defined in the Code) or furnishes the applicable withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying each direct and indirect substantial United States owner of the entity; or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes.

        Prospective purchasers of our common units are urged to consult their own tax advisors with respect to the tax consequences of these withholding provisions.

        THE PRECEDING DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON UNITS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

PLAN OF DISTRIBUTION

        We may sell the securities being offered hereby in and outside the U.S. (1) through underwriters or underwriting syndicates led by one or more managing underwriters, (2) to or through brokers or dealers, (3) to or through agents, (4) directly to one or more purchasers, including our affiliates, (5) pursuant to delayed delivery contracts or forward contracts, or (6) through a combination of any of these methods.

        The prospectus supplement will set forth the terms of the offering and the method of distribution and will include the following information:

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities from us;

  •
  the net proceeds to us from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any over-allotment options under which underwriters may purchase additional securities from us;

  •
  any underwriting discounts, commissions, and other items constituting compensation to underwriters, dealers, or agents;

  •
  any public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers;

  •
  any commissions paid to agents; and

  •
  any securities exchange or market on which the securities offered in the prospectus supplement may be listed.

Sale Through Underwriters or Dealers

        If we use underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of securities to the public. The underwriters will acquire the securities for their own account, and the underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities will be subject to conditions, and any underwritten offering may be on a firm commitment basis. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act, with respect to any sale of those securities. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Sales Through Agents

        We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

Direct Sales

        We may sell the securities directly. In that event, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

Delayed Delivery or Forward Contracts

        If we so indicate in the prospectus supplement, we may authorize agents, underwriters, or dealers to solicit offers to purchase securities from us at the public offering price set forth in the prospectus under delayed delivery or forward contracts. These contracts would provide for payment and delivery on a specified date in the future at prices determined as described in the prospectus supplement. The prospectus supplement would describe the commission payable for solicitation of those contracts.

Remarketing

        We may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act.

Derivative Transactions

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in these sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

General Information

        In connection with the sale of the securities, underwriters, dealers, or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in the applicable prospectus supplement information regarding any underwriting discounts or other compensation that we pay to underwriters or agents in connection with the securities offering, and any discounts, concessions, or commissions which underwriters allow to dealers.

        We may have agreements with the agents, dealers, and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, or underwriters may be required to make because of those liabilities. Agents, dealers, and underwriters, or their affiliates or associates, may be customers of, engage in transactions with, or perform services for us in the ordinary course of their businesses.

        Other than the common units, which are listed on the New York Stock Exchange, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

        In connection with an offering, certain persons participating in the offering may make a market in the securities or engage in transactions that stabilize, maintain, or otherwise affect the market price of the offered securities. This may include, among other transactions, over-allotments, or short sales of the securities, which involves the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. As a result, the price of the securities may be higher than the price that might otherwise prevail in the open market. If these activities are commenced, these transactions may be discontinued at any time.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered are set forth in the accompanying prospectus supplement.

LEGAL MATTERS

        The validity of the securities offered in this prospectus will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The consolidated financial statements of EnLink Midstream, LLC and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue recognition.

        The consolidated financial statements of EnLink Midstream Partners, LP and subsidiaries as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2018 have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2018 consolidated financial statements refers to a change in the method of accounting for revenue recognition.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed a registration statement with the SEC under the Securities Act that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

        In addition, ENLC and ENLK file annual, quarterly, and other reports and other information with the SEC under the Exchange Act. The filings of ENLC and ENLK with the SEC are available to the public from commercial document retrieval services and at the SEC's website at www.sec.gov.

        ENLC and ENLK also make available free of charge on our internet website at www.enlink.com all materials that ENLC and ENLK file electronically with the SEC, including their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Section 16 reports and any amendments to those reports, as soon as reasonably practicable after ENLC or ENLK electronically files such material with, or furnish it to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and you should not consider such information as part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

        The SEC allows ENLC and ENLK to "incorporate by reference" the information that ENLC and ENLK have filed with the SEC. This means that ENLC and ENLK can disclose important information to you without actually including the specific information in this prospectus by referring you to those documents. These other documents contain important information about ENLC and ENLK and the financial condition and results of operations of each of ENLC and ENLK. The information incorporated by reference is an important part of this prospectus. Information that ENLC and ENLK file later with the SEC will automatically update and may replace information in this prospectus and information previously filed with the SEC. ENLC and ENLK incorporate by reference in this prospectus the documents listed below and any subsequent filings ENLC or ENLK makes with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (excluding any information deemed to be furnished and not filed with the SEC), including all such documents that ENLC or ENLK may file with the SEC after the date of this prospectus until all offerings under this registration statement are completed:

ENLC's Filings

  •
  Annual Report on Form 10-K for the year ended December 31, 2018;

  •
  Current Reports on Form 8-K filed on January 2, 2019, January 23, 2019, January 25, 2019, January 29, 2019, February 4, 2019, February 22, 2019, and March 14, 2019 (in each case to the extent filed and not furnished); and

  •
  the description of the ENLC common units in ENLC's registration statement on Form 8-A (File No. 001-36336) filed pursuant to the Exchange Act on March 6, 2014.

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by visiting our internet website at www.enlink.com, or by writing or calling us at the following address:

EnLink Midstream, LLC
1722 Routh Street, Suite 1300
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 953-9500

ENLK's Filings

  •
  Annual Report on Form 10-K for the year ended December 31, 2018; and

  •
  Current Reports on Form 8-K filed on January 23, 2019, January 25, 2019, January 29, 2019, February 4, 2019, and March 14, 2019 (in each case to the extent filed and not furnished).

        You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC's website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by visiting ENLK's internet website at www.enlink.com, or by writing or calling ENLK at the following address:

EnLink Midstream Partners, LP
1722 Routh Street, Suite 1300
Dallas, Texas 75201
Attention: Investor Relations
Telephone: (214) 953-9500

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission Registration Fee		*
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing Expenses		**
Miscellaneous		**
TOTAL	$	**

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).

**
These fees and expenses depend upon the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.

EnLink Midstream, LLC

        Section 18-108 of the Delaware Limited Liability Company Act, as amended, empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against all claims and demands whatsoever. Our operating agreement provides that we will indemnify the following persons, to the fullest extent permitted by the law, from and against all losses, claims, damages, or similar events:

  •
  our managing member;

  •
  any departing managing member;

  •
  any person who is or was an affiliate of our managing member or any departing managing member;

  •
  any person who is or was one of our managers, managing members, general partners, directors, officers, employees, agents, fiduciaries or trustees, our subsidiaries, our managing member, any departing managing member, or any of their respective affiliates;

  •
  any person who is or was serving as a manager, managing member, general partners, director, officer, employee, agent, fiduciary, or trustee of another person owing a fiduciary duty to us or our subsidiaries; and

  •
  any person designated by our managing member;

unless there has been a final and non-appealable judgment by a court of competent jurisdiction that, in respect of the matter for which such persons are seeking indemnification, those persons acted in bad faith, or engaged in fraud or willful misconduct or, in the case of a criminal matter, acted with knowledge that their conduct was unlawful.

        Any indemnification under these provisions will only be out of our assets. Unless our managing member otherwise agrees, it will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our operating agreement.

        We have entered into indemnification agreements with each of the directors and executive officers of our managing member. Under the terms of these indemnification agreements, we agree to indemnify and hold each indemnitee harmless from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all "expenses" (as defined in the indemnification agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals, in each case, which the indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the indemnitee determines might lead to the institution of any proceeding, related to the fact that indemnitee is or was a director, manager, or officer of us or our managing member, or is or was serving at the request of us or our managing member, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature. We have also agreed to advance the expenses of an indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the indemnification agreements as of the date of the indemnification agreements, the indemnitee shall enjoy the greater benefits so afforded by such change.

EnLink Midstream Partners, LP

        Subject to any standards or restrictions set forth in a partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

        The partnership agreement of EnLink Midstream Partners, LP provides that EnLink Midstream Partners, LP will, to the fullest extent permitted by law, indemnify and hold harmless (i) the general partner, (ii) any departing general partner, (iii) any person who is or was an affiliate of the general partner or any departing general partner, (iv) any person who is or was a member, partner, officer, director, employee, agent, fiduciary or trustee of any Group Member (as defined in the partnership agreement), the general partner or any departing general partner or any affiliate of any Group Member, the general partner or any departing general partner, or (v) any person who is or was serving at the request of the general partner or any departing general partner or any affiliate of the general partner or any departing general partner as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person (each, an "ENLK Indemnitee") from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements, or other amounts arising from any and all claims, demands, actions, suits, or proceedings, whether civil, criminal, administrative, or investigative, in which any ENLK Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, by reason of its status as an ENLK Indemnitee; provided that in each case the ENLK Indemnitee acted in good faith and in a manner that such Indemnitee reasonably believed to be in, or (in the case of a person other than the general partner) not opposed to, the best interests of EnLink Midstream Partners, LP and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

        Any indemnification under these provisions will only be out of the assets of EnLink Midstream Partners, LP, and the general partner of EnLink Midstream Partners, LP shall not be personally liable for, or have any obligation to contribute or loan any monies or property to EnLink Midstream Partners, LP to enable it to effectuate, such indemnification. EnLink Midstream Partners, LP may purchase (or reimburse the general partner or its affiliates for the cost of) insurance, on behalf of the general partner, its affiliates, and such other persons as the general partner shall determine, against liabilities asserted against and expenses incurred by such persons in connection with EnLink Midstream Partners, LP's activities, regardless of whether EnLink Midstream Partners, LP would have the power to indemnify such person against liabilities under the partnership agreement.

        EnLink Midstream Partners, LP has entered into indemnification agreements with each of the directors and executive officers of its general partner. Under the terms of these indemnification agreements, EnLink Midstream Partners, LP agrees to indemnify and hold each indemnitee harmless from and against any and all losses, claims, damages, liabilities, judgments, fines, taxes (including ERISA excise taxes), penalties (whether civil, criminal, or other), interest, assessments, amounts paid or payable in settlements, or other amounts and any and all "expenses" (as defined in the indemnification agreements) arising from any and all threatened, pending, or completed claims, demands, actions, suits, proceedings, or alternative dispute mechanisms, whether civil, criminal, administrative, arbitrative, investigative, or otherwise, whether made pursuant to federal, state, or local law, whether formal or informal, and including appeals, in each case, which the indemnitee may be involved, or is threatened to be involved, as a party, a witness, or otherwise, including any inquiries, hearings, or investigations that the indemnitee determines might lead to the institution of any proceeding, related to the fact that indemnitee is or was a director, manager, or officer of EnLink Midstream Partners, LP or its general partner, or is or was serving at the request of EnLink Midstream Partners, LP or its general partner, each as applicable, as a manager, managing member, general partner, director, officer, fiduciary, trustee, or agent of any other entity, organization, or person of any nature. EnLink Midstream Partners, LP has also agreed to advance the expenses of an indemnitee relating to the foregoing. To the extent that a change in the laws of the State of Delaware permits greater indemnification under any statute, agreement, organizational document, or governing document than would be afforded under the indemnification agreements as of the date of the indemnification agreements, the indemnitee shall enjoy the greater benefits so afforded by such change.

Item 16.    Exhibits.

(a)
Exhibits. The following documents are filed as exhibits to this Registration Statement:

1.1	**	—	Form of Underwriting Agreement.

2.1	***	—	TOM-STACK Securities Purchase Agreement, dated as of December 6, 2015, among Tall Oak Midstream, LLC, FE-STACK, LLC, TOM-STACK Holdings, LLC, TOM-STACK, LLC, EnLink TOM Holdings, LP and EnLink Midstream, LLC and, solely for purposes of Section 6.19 thereof, EnLink Midstream Partners, LP (incorporated by reference to Exhibit 2.1 to EnLink Midstream Partners, LP's Current Report on Form 8-K dated December 6, 2015, filed with the SEC on December 7, 2015, file No. 001-36340).

2.2	***	—	TOMPC Securities Purchase Agreement, dated as of December 6, 2015, among TOMPC LLC, Tall Oak Midstream, LLC, EnLink TOM Holdings, LP, and EnLink Midstream, LLC and, solely for purposes of Section 6.19 thereof, EnLink Midstream Partners, LP (incorporated by reference to Exhibit 2.2 to EnLink Midstream Partners, LP's Current Report on Form 8-K dated December 6, 2015, filed with the SEC on December 7, 2015, file No. 001-36340).

2.3	***	—	Agreement and Plan of Merger, dated as of October 21, 2018, by and among EnLink Midstream, LLC, EnLink Midstream Manager, LLC, NOLA Merger Sub, LLC, EnLink Midstream Partners, LP, and EnLink Midstream GP, LLC (incorporated by reference to Exhibit 2.1 to our Current Report on Form 8-K dated October 21, 2018, filed with the SEC on October 22, 2018, file No. 001-36336).

3.1		—	Certificate of Formation of EnLink Midstream, LLC (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-4, file No. 333-192419).

3.2		—	Certificate of Amendment to Certificate of Formation of EnLink Midstream, LLC (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-4, file No. 333-192419).

3.3		—	Second Amended and Restated Operating Agreement of EnLink Midstream, LLC, dated as of January 25, 2019 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated January 25, 2019, filed with the SEC on January 29, 2019, file No. 001-36336).

3.4		—	Certificate of Formation of EnLink Midstream Manager, LLC (incorporated by reference to Exhibit 3.12 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed with the SEC on August 6, 2014, file No. 001-36336).

3.5		—	Certificate of Amendment to the Certificate of Formation of EnLink Midstream Manager, LLC (incorporated by reference to Exhibit 3.13 to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2014, filed with the SEC on August 6, 2014, file No. 001-36336).

3.6		—	Second Amended and Restated Limited Liability Company Agreement of EnLink Midstream Manager, LLC, dated as of July 18, 2018 (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K dated July 17, 2018, filed with the SEC on July 23, 2018, file No. 001-36336).

3.7		—	Certificate of Formation of EnLink Midstream GP, LLC (incorporated by reference to Exhibit 3.7 to EnLink Midstream Partners, LP's Registration Statement on Form S-1, file No. 333-97779).

3.8		—	Certificate of Amendment to the Certificate of Formation of EnLink Midstream GP, LLC (incorporated by reference to Exhibit 3.12 to EnLink Midstream Partners, LP's Registration Statement on Form S-3, filed with the SEC on March 10, 2014, file No. 333-194465).

3.9		—	Fourth Amended and Restated Limited Liability Company Agreement of EnLink Midstream GP, LLC, dated as of July 18, 2018 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated July 17, 2018, filed with the SEC on July 23, 2018, file No. 001-36336).

3.10		—	Certificate of Limited Partnership of EnLink Midstream Partners, LP (incorporated by reference to Exhibit 3.1 to EnLink Midstream Partners, LP's Registration Statement on Form S-1, filed with the SEC on August 7, 2002, file No. 333-97779).

3.11		—	Certificate of Amendment to the Certificate of Limited Partnership of EnLink Midstream Partners, LP (incorporated by reference to Exhibit 3.2 to EnLink Midstream Partners, LP's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012, filed with the SEC on August 7, 2012, file No. 000-50067).

3.12		—	Second Amendment to the Certificate of Limited Partnership of EnLink Midstream Partners, LP (incorporated by reference to Exhibit 3.3 to EnLink Midstream Partners, LP's Current Report on Form 8-K dated March 6, 2014, filed with the SEC on March 11, 2014, file No. 001-36340).

3.13		—	Third Amendment to the Certificate of Limited Partnership of EnLink Midstream Partners, LP (incorporated by reference to Exhibit 3.1 to EnLink Midstream Partners, LP's Current Report on Form 8-K dated June 16, 2017, filed with the SEC on June 19, 2017, file No. 001-36340).

3.14		—	Tenth Amended and Restated Agreement of Limited Partnership of EnLink Midstream Partners, LP, dated as of January 25, 2019 (incorporated by reference to Exhibit 3.2 to our Current Report on Form 8-K dated January 25, 2019, filed with the SEC on January 29, 2019, file No. 001-36336).

4.1	*	—	Form of Senior Indenture of EnLink Midstream, LLC.

4.2	*	—	Form of Subordinated Indenture of EnLink Midstream, LLC.

4.3		—	Registration Rights Agreement, dated as of March 7, 2014, by and among Devon Gas Services, L.P., EnLink Midstream, LLC and, pursuant to a joinder thereto, dated as of July 18, 2018, GIP III Stetson II, L.P. (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K dated March 7, 2014, filed with the SEC on March 11, 2014, file No. 001-36336).

4.4		—	Amended and Restated Registration Rights Agreement, dated as of January 25, 2019, by and between EnLink Midstream, LLC and Enfield Holdings, L.P. (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated January 25, 2019, filed with the SEC on January 29, 2019, file No. 001-36336).

4.5		—	Registration Rights Agreement, dated as of January 7, 2016, by and among EnLink Midstream, LLC, Tall Oak Midstream, LLC and FE-STACK, LLC (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K dated January 12, 2016, filed with the SEC on January 12, 2016, file No. 001-36336).

4.6		—	Specimen Certificate representing common units (incorporated by reference to Exhibit 5 to our Registration Statement on Form 8-A, filed with the SEC on March 6, 2014, file No. 001-36336).

4.7		—	Indenture, dated as of March 19, 2014, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to EnLink Midstream Partners, LP's Current Report on Form 8-K dated March 19, 2014, filed with the SEC on March 21, 2014, file No. 001-36340).

4.8		—	First Supplemental Indenture, dated as of March 19, 2014, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to EnLink Midstream Partners, LP's Current Report on Form 8-K dated March 19, 2014, filed with the SEC on March 21, 2014, file No. 001-36340).

4.9		—	Second Supplemental Indenture, dated as of November 12, 2014, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to EnLink Midstream Partners, LP's Current Report on Form 8-K dated November 6, 2014, filed with the SEC on November 12, 2014, file No. 001-36340).

4.10		—	Third Supplemental Indenture, dated as of May 12, 2015, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.3 to EnLink Midstream Partners, LP's Current Report on Form 8-K dated May 7, 2015, filed with the SEC on May 12, 2015, file No. 001-36340).

4.11		—	Fourth Supplemental Indenture, dated as of July 14, 2016, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to EnLink Midstream Partners, LP's Current Report on Form 8-K dated July 11, 2016, filed with the SEC on July 14, 2016, file No. 001-36340).

4.12		—	Fifth Supplemental Indenture, dated as of May 11, 2017, by and between EnLink Midstream Partners, LP and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.2 to EnLink Midstream Partners, LP's Current Report on Form 8-K dated May 11, 2017, filed with the SEC on May 11, 2017, file No. 001-36340).

5.1	†	—	Opinion of Baker Botts L.L.P. as to the legality of the common units being registered.

23.1	†	—	Consent of KPMG LLP.

23.2	†	—	Consent of KPMG LLP.

23.3	†	—	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

24.1	†	—	Power of Attorney (included on the signature page hereof).

25.1	*	—	Form T-1 Statement of Eligibility and Qualification respecting the Senior Indenture of EnLink Midstream, LLC.

25.2	*	—	Form T-1 Statement of Eligibility and Qualification respecting the Subordinated Indenture of EnLink Midstream, LLC.

†
Filed herewith.

*
Previously filed as an exhibit to this Registration Statement.

**
To be filed as an Exhibit to a Current Report on Form 8-K or a post-effective amendment to this registration statement.

***
In accordance with the instruction on Item 601(b)(2) of Regulation S-K, the exhibits and schedules to Exhibits 2.1, 2.2, and 2.3 are not filed herewith. The agreements identify such exhibits and schedules, including the general nature of their content. We undertake to provide such exhibits and schedules to the Commission upon request.

Item 17.    Undertakings.

           I.  The undersigned registrants hereby undertake:

          (a)   To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by a registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (b)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          II.  That, for the purpose of determining liability under the Securities Act to any purchaser:

          (a)   Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

          (b)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        III.  That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (a)   Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

          (b)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

          (c)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

          (d)   Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

         IV.  The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           V.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of any registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        VI.  The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the "Act"), in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 4, 2019.

ENLINK MIDSTREAM, LLC
By:	EnLink Midstream Manager, LLC, its managing member
By:	/s/ ERIC D. BATCHELDER
	Name:	Eric D. Batchelder
	Title:	Executive Vice President and Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

* Barry E. Davis	Director and Executive Chairman of the Board	April 4, 2019
/s/ MICHAEL J. GARBERDING Michael J. Garberding	President, Chief Executive Officer, and Director (Principal Executive Officer)	April 4, 2019
* William J. Brilliant	Director	April 4, 2019
* James C. Crain	Director	April 4, 2019
* Leldon E. Echols	Director	April 4, 2019
* Christopher Ortega	Director	April 4, 2019
* Matthew C. Harris	Director	April 4, 2019

Signature	Title	Date

* Kyle D. Vann	Director	April 4, 2019
* William A. Woodburn	Director	April 4, 2019
* Eric D. Batchelder	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 4, 2019

* By:	/s/ MICHAEL J. GARBERDING Michael J. Garberding Attorney-in-fact	April 4, 2019

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 4, 2019.

ENLINK MIDSTREAM PARTNERS, LP

By:	EnLink Midstream GP, LLC, its general partner

By:	/s/ ERIC D. BATCHELDER
	Name:	Eric D. Batchelder
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Barry E. Davis, Michael J. Garberding, and Alaina K. Brooks, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him in any and all capacities, to sign this Registration Statement and any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement, and to file such Registration Statement and all such amendments or supplements, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her substitutes may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ BARRY E. DAVIS Barry E. Davis	Director and Executive Chairman of the Board	April 4, 2019
/s/ MICHAEL J. GARBERDING Michael J. Garberding	President, Chief Executive Officer, and Director (Principal Executive Officer)	April 4, 2019
/s/ ALAINA K. BROOKS Alaina K. Brooks	Executive Vice President, Chief Legal and Administrative Officer, Secretary, and Director	April 4, 2019

Signature	Title	Date

/s/ ERIC D. BATCHELDER Eric D. Batchelder	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	April 4, 2019